                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 16, 2001, relating to the financial statements and financial highlights which appear in the March 31, 2001 Annual Report to Shareholders of Nations Georgia Intermediate Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland Intermediate Municipal Bond Fund, Nations Maryland Intermediate Municipal Bond Fund, Nations North Carolina Intermediate Municipal Bond Fund, Nations North Carolina Municipal Bond Fund, Nations South Carolina Intermediate Municipal Bond Fund, Nations South Carolina Municipal Bond Fund, Nations Tennessee Intermediate Municipal Bond Fund, Nations Tennessee Municipal Bond Fund, Nations Texas Intermediate Municipal Bond Fund, Nations Texas Municipal Bond Fund, Nations Virginia Intermediate Municipal Bond Fund, and Nations Virginia Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us in the Registration Statement under the headings "Financial Statements" and "Comparison of Advisory and Other Service Arrangements and Fees".



PricewaterhouseCoopers LLP
New York, New York
November 29, 2001